Exhibit 10.7C

THIRD AMENDMENT AND WAIVER

TO

REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT AND WAIVER TO REVOLVING CREDIT AGREEMENT (this “Third Amendment”) dated as of June 28, 2012 is by and between SolarCity Corporation, a Delaware corporation (the “Borrower”), U.S. Bank National Association, as Agent (the “Agent”) and the lenders signatory hereto (the “Lenders” or individually, a “Lender”), as a Third Amendment to that certain Revolving Credit Agreement dated as of April 1, 2011 (as amended by a letter dated as of October 19, 2011 and as further amended by the Second Amendment to Revolving Credit Agreement, dated as of March 6, 2012, the “Credit Agreement”) between the Agent, the Lenders signatory thereto and the Borrower. Capitalized terms that are not otherwise defined herein shall have their defined meaning under the Credit Agreement.

WHEREAS, pursuant to the Credit Agreement, the Lenders made available to the Borrower a revolving commitment;

WHEREAS, the Borrower has not satisfied a financial covenant set forth in the Credit Agreement, which the Lenders desire to waive; and

WHEREAS, the Borrower, the Lenders and the Agent desire to amend the Credit Agreement as provided herein.

NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the undersigned hereby agree as follows:

1. WAIVER.

  A.        For the months ending April 30, 2012 and May 31, 2012, the Borrower has failed to maintain a ratio of Liquid Assets to Funded Debt of at least 2.00:1.00 as required under Section 9.3(b) of the Credit Agreement (the “Existing Default”). In accordance with Section 11.9 of the Credit Agreement the Lenders hereby waive the Existing Default.

  B.        Except for with respect to the Existing Default, the Lenders reserve the right to take such action as the Lenders consider necessary or reasonable under the Credit Agreement, and reserve all other rights and remedies available to them under applicable law. Except as expressly stated herein, no failure or delay on the part of the Lenders or any successor or assign of the Lenders in exercising any power, right or remedy under the Credit Agreement or related documents shall operate as waiver thereof, and no single or partial exercise of any such power, right or remedy shall preclude any further exercise thereof or the exercise of any other power, right, or remedy.

2. AMENDMENTS.    The following amendments shall be effective as of the date hereof:

  A. Article 1.    The definition of “Termination Date” is amended so that such definition is restated to read in its entirety as follows:

  “ ‘Termination Date’ shall mean October 1, 2012 or the earlier termination in full of the Revolving Commitment in accordance with this Agreement.”

  B. Section 9.3(b).    Section 9.3(b) of the Credit Agreement is hereby deleted and restated in its entirety to read as follows:

  “Minimum Liquidity Ratio.  A ratio of Liquid Assets to Funded Debt of at least 1.25:1.00, measured at the end of each month.”

3.     REPRESENTATIONS AND WARRANTIES.    The Borrower hereby certifies and confirms that as of the effective date of this Third Amendment (A) no material adverse change in the business, assets, liabilities (actual or contingent), operations, financial condition of the Borrower that would affect Borrower’s ability to meet it obligations under the Credit Agreement or to conduct its business has occurred, (B) subject to the modifications in Section 2 hereof, its representations and warranties contained in Section 8 of the Credit Agreement are true and correct as of the date of this Third Amendment, and (C) no Event of Default has occurred or is continuing under the Credit Agreement (except for the Existing Default, expressly waived by the Lenders pursuant to Section 1 hereof).

4.     COUNTERPARTS. The execution and delivery of this Third Amendment by the Borrower, the Lenders and the Agent shall constitute a contract between them for the uses and purposes set forth in the Credit Agreement, as amended by this Third Amendment, and this Third Amendment may be executed in any number of counterparts, with each executed counterpart constituting an original and all counterparts together constituting one agreement.

5.     EFFECTIVENESS. This Third Amendment shall become effective as of the date hereof upon (A) the execution by the Borrower, the Lenders and the Agent of this Third Amendment with written or telephonic notification of such execution and authorization of delivery hereof, (B) the payment of an amendment fee to the Agent in the amount of Five Thousand Dollars ($5,000) and (C) payment of all legal fees and expenses of the Agent in connection with the preparation, execution and delivery of this Third Amendment. Except as amended by this Third Amendment, all terms and provisions of the Credit Agreement shall remain unchanged and in full force and effect.

6.     SEVERABILITY OF PROVISIONS.    Any provision of this Third Amendment that is prohibited or unenforceable shall be ineffective to the extent of such portion without invalidating the remaining provisions of this Third Amendment, or any other agreement executed between the Agent, the Lenders and the Borrower or affecting the validity or enforceability of such provisions.

7.     SUCCESSORS AND ASSIGNS.    This Third Amendment is binding upon the parties and their respective successors, assigns, heirs and personal representatives, except that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Agent and the Lenders.

8. GOVERNING LAW.    This Third Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to California choice of law principles that would result in the application of laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their authorized officers as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Cecilia Person
Cecilia Person
Vice President

BRIDGE BANK

By:	/s/ Molly Hendry
Name: Molly Hendry
Title: AVP

SOLARCITY CORPORATION

By:	/s/ Robert Kelly
Robert Kelly
Chief Financial Officer

SIGNATURE PAGE TO

THIRD AMENDMENT AND WAIVER TO REVOLVING CREDIT AGREEMENT